Exhibit 32.1

Certification of
Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Playtika Holding Corp. (the “Company”) hereby certifies, to such officer’s knowledge, that:

1.    The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 10, 2022	By:	/s/ Robert Antokol
Robert Antokol
Chief Executive Officer and Chairperson of the Board
(principal executive officer)